As filed with the Securities and Exchange Commission on March 15, 2017.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Talend S.A.

(Exact name of Registrant as specified in its charter)

France	7372	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9, rue Pages, 92150 Suresnes, France
+33 (0) 1 46 25 06 00

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Talend, Inc.

800 Bridge Parkway, Suite 200

Redwood City, CA 94065

(650) 539-3200

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mark B. Baudler	Renaud Bonnet	Richard A. Kline	Arnaud Duhamel
Steven V. Bernard	Jones Day	Anthony J. McCusker	Gide Loyrette Nouel A.A.R.P.I.
Andrew D. Hoffman	2 rue Saint-Florentin	Andrew T. Hill	22, cours Albert 1er
Wilson Sonsini Goodrich &	75001 Paris France	Goodwin Procter LLP	75008 Paris France
Rosati, P.C.	+33 (0) 1 56 59 39 39	135 Commonwealth Drive	+33 (0) 1 40 75 60 00
650 Page Mill Road		Menlo Park, CA 94025
Palo Alto, CA 94304		(650) 752-3100
(650) 493-9300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ (File No. 333-216493)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Ordinary Shares, nominal value €0.08 per share(3)	200,000	$28.50	$5,700,000.00	$660.63

(1)          Represents only the additional number of ordinary shares, represented by the American Depositary Shares (“ADSs”), being registered, and includes 26,087 additional ordinary shares, represented by the ADSs, issuable upon the exercise of the underwriters’ option to purchase additional ordinary shares. Does not include the securities that the registrant previously registered on the registration statement on Form F-1, as amended (Registration No. 333-216493).

(2)          Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Registrant previously registered 3,583,111 ordinary shares, represented by the ADSs, on Registration Statement on Form F-1, as amended (File No. 333-216493), which was declared effective by the Securities and Exchange Commission on March 15, 2017. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $5,700,000 is hereby registered, which includes ordinary shares, represented by the ADSs, issuable upon the exercise of the underwriters’ option to purchase additional ordinary shares.

(3)   ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-212465). Each ADS represents one ordinary share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Talend S.A., a société anonyme organized under the laws of France (“Registrant”), is filing this registration statement with the Securities and Exchange Commission (“Commission”). This registration statement relates to the public offering of securities contemplated by the registration statement on Form F-1 originally filed on March 7, 2017, as amended (File No. 333-216493) (“Prior Registration Statement”), and which the Commission declared effective on March 15, 2017.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of American Depositary Shares (“ADSs”) offered by the selling shareholders identified in the Prior Registration Statement by 200,000 ADSs, including the underwriters’ option to purchase additional ADSs. Each ADS represents one ordinary share. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on this 15th day of March, 2017.

TALEND S.A.

By:	/s/ Michael Tuchen
Name:	Michael Tuchen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael Tuchen	Chief Executive Officer and Director	March 15, 2017
Michael Tuchen

/s/ Thomas Tuchscherer	Chief Financial Officer	March 15, 2017
Thomas Tuchscherer

*	Chairman	March 15, 2017
Bernard Liautaud

*	Director	March 15, 2017
Matthieu Baret

*	Director	March 15, 2017
John D. Brennan

*	Director	March 15, 2017
Nanci Caldwell

*	Director	March 15, 2017
Patrick S. Jones

*	Director	March 15, 2017
S. Steven Singh

*	Director	March 15, 2017
Theirry Sommelet

*By:	/s/ Michael Tuchen
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Talend S.A., has signed this registration statement or amendment thereto in New York, New York on March 15th, 2017.

TALEND, INC.

By:	/s/ Michael Tuchen
Name:	Michael Tuchen
Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Jones Day.

23.1	Consent of KPMG S.A., Independent Registered Public Accounting Firm.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1*

Power of Attorney (filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-216493), originally filed with the Securities and Exchange Commission on March 7, 2017 and incorporated by reference herein).

*      Previously filed

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